Exhibit 99.1

SECURITY CAPITAL ASSURANCE LTD

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11
Bermuda
Tel: +1 441-294-7448
NEWS RELEASE

IMMEDIATE

SECURITY CAPITAL ASSURANCE SUBSIDIARY RECEIVES
SUBPOENA RELATED TO MUNICIPAL GIC INVESTIGATION

Hamilton, Bermuda, November 16, 2006 - Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) announced today that its subsidiary, XL Capital Assurance Inc. (XLCA), is among a number of industry members that have received grand jury subpoenas from the Antitrust Division of the U.S. Attorney's Office for the Southern District of New York seeking documents in connection with an investigation into the municipal guaranteed investment contract (GIC) market and related products. The Company intends to cooperate fully with this investigation.

About Security Capital Assurance
Security Capital Assurance Ltd is a holding company domiciled in Bermuda and listed on the New York Stock Exchange (NYSE:SCA) whose operating subsidiaries provide triple-A rated credit enhancement for financial obligations in the domestic and international capital markets. SCA operates through two principal subsidiaries - XL Capital Assurance Inc., which provides financial guarantees to debt issues, and XL Financial Assurance Ltd., which provides reinsurance to financial guarantee insurers. These companies have each been assigned the highest possible financial strength ratings by the major credit rating agencies: Aaa by Moody's Investors Service, AAA by Standard & Poor's Ratings Service, and AAA by Fitch Ratings. For more information please visit http://www.scafg.com.

Contact:
Investors Frank Constantinople +1 212-478-3483 frank.constantinople@xlgroup.com	Media Courtney Franson +1 212-478-3463 courtney.franson@xlgroup.com Catherine Jones +1 212-333-3810 cjones@brunswickgroup.com

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